THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT AND BLUE SKY LAWS.


                     VANGUARD AIRLINES, INC.

                    WARRANT FOR THE PURCHASE
                    OF SHARES OF COMMON STOCK

No. PB-50
                                              January 30, 1997

     VANGUARD AIRLINES, INC., a Delaware corporation (the
"COMPANY"), hereby certifies that, for value received, HAMBRECHT
& QUIST CALIFORNIA the transferee who has received this warrant (the "WARRANT") in compliance with applicable law and the terms hereof
(the "HOLDER"), is entitled, on the terms set forth below, to purchase from the Company, on or before the Expiration Time (as defined in Section 18 below) four million (4,000,000) shares of Common Stock, par value $0.001 per share, of the Company at a price of one dollar ($1.00) per share, subject to adjustment as provided below (the "EXERCISE PRICE").

1. REIMBURSEMENT AGREEMENT. This Warrant is the "Warrant" referred to in Section 3.1(d) of that Reimbursement Agreement dated as of December 31, 1996, by and between the Company and Hambrecht & Quist California (the "REIMBURSEMENT AGREEMENT"). Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Reimbursement Agreement.

2.   EXERCISE OF WARRANT.

(A) INITIAL VESTING. The Holder may exercise this Warrant, in whole or in part, at any time or from time to time on any business day prior to the Expiration Date (as defined herein), for one million six hundred thousand (1,600,000) shares
       of Common Stock.

(B) SUBSEQUENT VESTING. On any business day beginning 30 days after the end of each Measurement Period (as defined below) and prior to the Expiration Date, the Holder may exercise this Warrant, in whole or in part, at any time or from time to time, as to an additional number of shares of Common Stock equal to (i) the product of (A) the average daily Gross Exposure (as defined in the Security Agreement (or the schedules or exhibits thereto), subject to Section 9(b) hereof) during the Measurement Period and
(B) one-tenth (0.1), divided by (ii) one dollar ($1.00). Notwithstanding the preceding sentence, in no event shall this Warrant be exercisable for more than four million (4,000,000) shares of Common Stock. For the purposes of this Warrant, "MEASUREMENT PERIOD" shall mean the 90 day period commencing on the date of this Warrant and each succeeding 90 day period thereafter prior to the Termination Date.

(C) The Holder may exercise any shares then exercisable by surrendering this Warrant to the Company at its principal office, with a duly executed Subscription Form (in substantially the form attached hereto), together with payment of the sum obtained by multiplying the number of shares of Common Stock to be purchased by the Exercise Price then in effect. Promptly after such exercise, the Company shall issue and deliver to or upon the order of the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such exercise, and the Company will pay all issue or transfer taxes in connection with the issue thereof. To the extent permitted by law, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided herein, even if the Company's stock transfer books are at that time closed, and the Holder shall be treated for all purposes as the holder of record of the Common Stock to be issued upon such exercise as of the close of business on such date.
Upon any partial exercise, the Company will issue to or upon the order of the Holder a new Warrant for the number of shares of Common Stock as to which this Warrant has not been exercised.

(D) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock subject to this Warrant is greater than the Exercise Price (at the Date of Determination, as defined below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election (the date of such delivery being referred to herein as the "DATE OF DETERMINATION") in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

          X = Y (A-B)
                A

     Where     X =  the number of shares of Common Stock to be
                    issued to the Holder

               Y =  the number of shares of Common Stock
                    purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the Date of Determination)

               A = the fair market value of one share of the Common Stock (at the Date of Determination)

               B =  Exercise Price (as adjusted to the Date of
                    Determination)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith as of the Date of Determination; PROVIDED, HOWEVER, when there is a public market for the Company's Common Stock, the fair market value per share shall be the average of the closing prices of the Company's Common Stock quoted on the Nasdaq National Market or on the primary securities exchange on which the Common Stock is then listed, whichever is applicable, as published in the Wall Street Journal for the ten
(10) trading days prior to the Date of Determination.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of shares of Common Stock subject to this Warrant (and all other adjustment to exercise price and shares herein as appropriate) shall be subject to adjustment from time to time as follows:

(A)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.  If at any time the
Company:

               i. pays a dividend or makes a distribution on its Common Stock in shares of its Common
                    Stock;

               ii.  subdivides its outstanding shares of Common
                    Stock into a greater number of shares;

               iii. combines its outstanding shares of Common
                    Stock into a smaller number of shares;

               iv. makes a distribution on its Common Stock in shares of its capital stock other than Common
                    Stock; or

               v.   issues by reclassification of its Common
                    Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive upon exercise of the Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised the Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(a) REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such capital reorganization, change, consolidation, merger, sale, lease, transfer or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 3(b) shall similarly apply to successive capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, transfers or conveyances. In the event that in connection with any such capital reorganization, or change, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 3(a) hereof.

(b) PRICE ADJUSTMENTS. If on any Price Adjustment Date (as defined below) the number of shares of Common Stock of the Company authorized for issuance pursuant to the Company's Restated Certificate of Incorporation as in effect on such date is insufficient to permit the valid issuance on such date of the total number of shares of Common Stock issuable upon the direct or indirect exercise and/or conversion of any and all securities of the Company then outstanding into Common Stock, then the Exercise Price in effect on such date shall be reduced by five cents ($0.05) per share, provided, that, in no event shall the Exercise Price be reduced to less than the par value of the Common Stock per share. As used in this Warrant, "PRICE ADJUSTMENT DATE" shall mean May 31, 1997 and the last day of each succeeding month thereafter.

(c) MINIMAL ADJUSTMENT. No adjustment in the Exercise Price and/or the number of shares of Common Stock subject to this Warrant need be made if such adjustment would result in a change in the Exercise Price of less than one percent (1%) or the Exercise Price (the "ADJUSTMENT THRESHOLD AMOUNT") or a change in the number of subject shares of less than one (1) share. Any adjustment which is less than the Adjustment Threshold Amount and not made shall be carried forward and shall be made, together with any subsequent adjustments, at the time when (a) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (b) the Warrant is exercised.

(d) DEFERRAL OF ISSUANCE OR PAYMENT. In any case in which an event covered by this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 7 hereof.

(e) WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a change in the par value or no par value of the Common Stock.
To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

(f) CERTIFICATE AS TO ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this
Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (a) such adjustments and readjustments, (b) the then effective Exercise Price and number of shares of Common Stock subject to the Warrant, and (c) the then effective amount of securities (other than Common Stock) and other property, if any, which would be received upon exercise of the Warrant.

4. REGISTRATION RIGHTS. Shares of the Company's Common Stock issued or issuable pursuant to the exercise of this Warrant shall be deemed to be "Registrable Securities" for purposes of that certain Amended and Restated Investor Rights Agreement, dated as of August 24, 1994, among the Company and the persons named therein (the "Investors Rights Agreement"), as such agreement may be subsequently amended or restated or consolidated with other similar agreements granting registration rights in the securities of the Company, and the holder of such shares shall have all the rights, subject to the obligations, of a holder of Registrable Securities pursuant to the Investors Rights Agreement, and shall be treated for all purposes as a holder of Registrable Securities under and subject to the terms of the Investor Rights Agreement.

5. RIGHTS OF THE HOLDER The Holder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares of Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

6. NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

7. NO FRACTIONAL SHARES. No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of exercise (as determined in good faith by the Board of Directors of the Company). The fair market value of a fraction of a share is determined by multiplying the fair market price of a full share by the fraction of a share, rounded to the nearest cent.

8. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all such shares of Common Stock or other shares of capital stock, from time to time issuable upon the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. All shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue of such shares (other than taxes in respect of any transfer occurring contemporaneously with such exercise and payment or otherwise specified herein). All such shares shall be duly authorized and when issued, sold and delivered in accordance with the terms of the Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer set forth in this Warrant and applicable state and federal securities laws.

9.   COVENANTS OF THE COMPANY.

          (a) The Company shall use its best efforts to amend the RestatedCertificate of Incorporation of the Company in such a manner so that no reduction of the Exercise Price pursuant to
Section 3 (c) hereof shall occur at any time.

          (b) The Company shall cause a report of the daily Gross Exposure in each Measurement Period (each, an "EXPOSURE REPORT") to be delivered by Boatmen's POS and MNB to the Holder at the address specified in Section 14 hereof within 30 days of the end of such Measurement Period so long as this Warrant remains subject to additional vesting. In the event that the Holder has not received an Exposure Report within 30 days after the end or any Measuring Period, then, notwithstanding anything else contained herein, for the purposes of this Warrant, the daily Gross Exposure throughout such period shall be deemed to be four million dollars ($4,000,000).

10.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to and for the benefit of the Purchaser as follows:

(c) AUTHORIZATION. All corporate action on the part of the Company and its directors necessary for the authorization, execution, issuance and delivery by the Company of this Warrant and the performance of the Company's obligations hereunder. This Warrant, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms. Assuming an amendment of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock (as so amended, the "Amended RestatedCertificate of Incorporation"), the shares of Common Stock issuable upon exercise of this Warrant, when issued in compliance with the provisions of this Warrant and the Amended Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

(d) COMPLIANCE WITH OTHER INSTRUMENTS. Assuming an amendment of the Restated Certificate of Incorporation, the Company is not in violation of any term of its Restated Certificate of Incorporation, By-Laws or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the creation and issuance of this Warrant and the issuance of the shares of Common Stock pursuant to an exercise of the Warrant in accordance with the Amended Certificate of Incorporation will not result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

(e) GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in accordance with the valid execution, delivery, offer, sale or issuance of this Warrant and the capital stock issuable upon exercise of the Warrant, have been obtained, except for the filing of notices pursuant to Regulation D under the Securities Act, and any filing required under applicable state securities laws which will be effective by the time required thereby.

(f) OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 19 hereof, the offer, issue, and sale of the Warrant are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

11. NOTICES OF RECORD DATE. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least twenty
(20) days, or such longer period as is required by law, prior to the record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution,
(ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other capital stock at that time receivable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

12. EXCHANGES OF WARRANTS. Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the Holder named on the face hereof) to the Company at its principal office, the Company, at its expense, will issue and deliver a new Warrant or Warrants calling in the aggregate for the same number of shares of Common Stock, in the denomination or denominations requested, to or on the order of such Holder upon payment by such Holder of any applicable transfer taxes; PROVIDED that any transfer of the Warrant shall be subject to the conditions on transfer set forth herein.

13. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation hereof, the Company, at its expense, shall issue a replacement.

14. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 30 NW Rome Circle, Mezzanine Level, Kansas City International Airport, Kansas City, MO 64153, or to the Holder at One Bush Street, San Francisco, California 94104, Attention: David Golden, or at such other address as the Company or any Holder may designate by ten
(10) days advance written notice to the other party.

14. MODIFICATION OF WAIVER. Except as provided in this Warrant, no modification or waiver of any provision of this Warrant or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

15. TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

16. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by and under the laws of the State of California as applied to contracts made and to be performed entirely within the State of California.

17. EXPIRATION TIME. This Warrant will be wholly void and of no effect after 5:00 p.m. (San Francisco time) January 17, 2007 (the
"EXPIRATION TIME").

18. TRANSFER RESTRICTIONS. The Company is relying upon an exemption from registration of this Warrant and the shares of Common Stock issuable upon exercise hereof under the Securities Act and applicable state securities laws. The Holder by acceptance hereof represents that the Holder understands that neither this Warrant nor the Common Stock issuable upon exercise hereof has been registered with the Securities and Exchange Commission nor under any state securities law. By acceptance hereof, the Holder represents and warrants that (a) it is acquiring the Warrant (and the shares of Common Stock or other securities issuable upon exercise hereof) for its own account for investment purposes and not with a view to distribution, (b) has received all such information as the Holder deems necessary and appropriate to enable the Holder to evaluate the financial risk inherent in making an investment in the Company, and satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, (c) the Holder's acquisition of shares upon exercise hereof will be a highly speculative investment, (d) the Holder is able, without impairing its financial condition, to hold such shares for an indefinite period of time and to suffer a complete loss of the Holder's investment, and (e) the Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of this Warrant and the shares issuable upon exercise hereof and of making an informed investment decision with respect thereto.

     This Warrant may not be exercised and neither this Warrant nor any of the shares issuable upon exercise of the Warrant, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant or each certificate representing shares of Common Stock or other securities issued upon exercise of this Warrant shall have conspicuously endorsed on its face, at the time of its issuance, such legends as counsel to the Company deems necessary or appropriate, including without limitation the legend set forth on the top of the first page of this Warrant. Any certificate for any securities issued at any time in exchange or substitution for any certificate for any shares of Common Stock bearing such legend shall also bear such legend unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to the restriction contained herein.

     Without in any way limiting the foregoing, the Holder agrees not to make any disposition of all or any portion of the Securities unless and until:

          a. There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration
Statement; or

          b. (i) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

          c. Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to (i) an underwriter acceptable to the Company for immediate exercise by such underwriter in connection with a fully underwritten public offering of the Company's Common Stock underlying this Warrant
(ii) a partner (or retired partner) or "affiliate" (as defined under the Securities Exchange Act of 1934) of Hambrecht & Quist Group or (iii) transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors of any such partner, retired partner or affiliate, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a purchaser hereunder.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on the date first set forth above.

                              VANGUARD AIRLINES, INC.



                              By:___________________________

                              Name:_________________________

                              Title:________________________

                        SUBSCRIPTION FORM

[To be executed if holder desires to exercise the Warrant]


     The undersigned, holder of this Warrant, (1) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ______________ full shares of the Common Stock of Vanguard Airlines, Inc. provided for therein, (2) makes payment in full (as permitted in Section 2 of the Warrant) of the purchase price of such shares,
(3) requests that certificates for such shares be issued in the name of

 _______________________________________________________________
                 (Please print name and address)


 _______________________________________________________________
   (Please insert social security or other identifying number)

and (4) if said number of shares shall not be all the shares purchasable thereunder, requests that a new Warrant for the unexercised portion of this Warrant be issued in the name of and delivered to:

 _______________________________________________________________

 _______________________________________________________________
                 (Please print name and address)



Dated:__________________________        _________________________


                                   By: __________________________

                                       __________________________
                                             Title